Exhibit 23.2

AerCap Holdings N.V.

6 November 2008

Reference: DA-e0084417u-brf-00625558001

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 18 March 2008 relating to the financial statements and financial statement schedule of debis AerFinance B.V. and its subsidiaries for the period from 1 January 2005 to 30 June 2005, which appears in the AerCap Holdings N.V. Annual Report on Form 20-F for the year ended 31 December 2007.

Rotterdam, 6 November 2008

PricewaterhouseCoopers Accountants N.V.

/s/ H.F.M. Gertsen RA
H.F.M. Gertsen RA